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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
January 1, 2003

GENZYME CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	0-14680 (Commission file number)	06-1047163 (IRS employer identification number)
One Kendall Square, Cambridge, Massachusetts 02139 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
 (617) 252-7500

Item 5. Other Events

        As required under Genzyme Corporation's Restated Articles of Organization, as amended, on January 1, 2003, Genzyme adjusted the number of votes associated with a share of Genzyme Biosurgery Division Common Stock and the number of votes associated with Genzyme Molecular Oncology Division Common Stock. From January 1, 2003 through December 31, 2004, each share of Genzyme Biosurgery Division Common Stock will entitle the holder to .08 of a vote, and each share of Genzyme Molecular Oncology Division Common Stock will entitle to the holder to .07 of a vote. A share of Genzyme General Division Common Stock continues to entitle its holder to 1 vote.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION
Dated: January 10, 2003	By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga Senior Vice President, Finance; Chief Financial Officer; and Chief Accounting Officer

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SIGNATURE